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                                                                    Exhibit 4.18


                                    EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into on March 20, 2001, by and among RED BELL BREWING COMPANY, a corporation duly incorporated and existing under the laws of the Commonwealth of Pennsylvania (the "Company"), and GERALD N. HOLTZ (the "Investor").

                                    RECITALS:

      WHEREAS, the parties hereto have entered into a Subscription Agreement dated the date hereof (the "Subscription Agreement") whereby the Company has agreed to issue to the Investor certain shares of Common Stock of the Company (the "Common Stock") in furtherance of the satisfaction of the Company's obligations to pay the outstanding principal and accrued interest due the Investor under a promissory note dated March 3, 2000 and for the cancellation of certain security documents in connection therewith;

      WHEREAS, pursuant to the Subscription Agreement, the Company has agreed to issue 103,066 shares of Common Stock (the "Initial Shares") to the Investor on the effective date of the Subscription Agreement and additional shares of Common Stock to him in certain circumstances (the "Additional Shares" and together with the Initial Shares, the "Shares"); and

      WHEREAS, the Company has agreed to provide the Investor with certain registration rights with respect to the Shares, as set forth herein.

                                     TERMS:

      NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

      1. Certain Definitions. As used in this Agreement (including the Recitals above), the following terms shall have the following meanings (such meanings to be equally applicable to both singular and plural forms of the terms defined):

            "Additional Registration Statement" shall have the meaning set forth in Section 3(b).

            "Additional Shares" shall have the meaning set forth in the recitals to this Agreement.

            "Amended Registration Statement" shall have the meaning set forth in
Section 3(b).

            "Common Stock" shall mean the Common Stock of the Company.

            "Effective Date" shall have the meaning set forth in Section 2.3.
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            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "Filing Deadline" shall mean ten days following the commencement of trading of the Common Stock on the NASDAQ OTC Bulletin Board or other national market system.

            "Holder" shall mean the Investor, and any other person or entity owning or having the right to acquire Registrable Securities or any permitted assignee.

            "Initial Shares" shall have the meaning set forth in the recitals to this Agreement.

            "Investor" shall have the meaning set forth in the preamble to this Agreement.

            "Register," "Registered," and "Registration" shall mean and refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document.

            "Registrable Securities" shall have the meaning set forth in Section 2.1.

            "Registration Period" shall have the meaning set forth in Section
2.4.

            "Registration Statement" shall have the meaning set forth in Section 2.2.

            "Rule 144" shall mean Rule 144, as amended, promulgated under the Securities Act.

            "SEC" shall mean the United States Securities and Exchange
Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "Shares" shall mean the Initial Shares and any Additional Shares.

            "Supplemental Registration Statement" shall have the meaning set forth in Section 3(b).

      2. Required Registration.

            2.1 Registrable Securities. "Registrable Securities" shall mean the Shares; provided, however, that notwithstanding the above, the following shall not be considered Registrable Securities:

                  (a) any Shares which would otherwise be deemed to be Registrable Securities, if and to the extent that those Shares may be resold in a public
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transaction without volume limitations or other material restrictions without registration under the Securities Act, including without limitation, pursuant to Rule 144 under the Securities Act; and

                  (b) any Shares which have been sold on or after the fifth day prior to the Effective Date in a private or other transaction other than pursuant to the Registration Statement or Supplemental Registration Statement.

            2.2 Filing of Initial Registration Statement. The Company shall, by the Filing Deadline, file a registration statement ("Registration Statement") on Form SB-2 (or other suitable form, at the Company's discretion, but subject to the reasonable approval of the Investor), covering the resale of the Initial Shares as Registrable Securities, together with 103,066 additional shares of Common Stock to cover any Additional Shares which may be issued to the Investor (the "Shelf"). In the event that the Company has issued Additional Shares to the Investor in excess of the Shelf which have not been registered, the Company shall promptly file a registration statement covering the resale of such Additional Shares as Registrable Securities.

            2.3 Registration Effective Date. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC (the date of such effectiveness is referred to herein as the "Effective Date") as soon as practicable.

            2.4 Shelf Registration. The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective (the "Registration Period") until the earlier of (i) one year from the Effective Date, or (ii) the date that all Registrable Securities are resold pursuant to the Registration Statement.

      3. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously and reasonably as possible:

            (a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective and to remain effective during the Registration Period.

            (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement ("Amended Registration Statement") or prepare and file any additional registration statement ("Additional Registration Statement," together with the Amended Registration Statement, "Supplemental Registration Statements") as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Supplemental Registration Statements or such prior registration statement or to cover the resale of all Registrable Securities. The Company shall use its best efforts to have any Additional Registration Statement become effective within 30 days of the issuance of the underlying Registrable Securities.

            (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus (if applicable), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to
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facilitate the disposition of Registrable Securities owned by it.

            (d) Use its best efforts, if necessary, to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of the jurisdictions in which the Holder is located, of such other jurisdictions as shall be reasonably requested by the Holder of the Registrable Securities covered by such Registration Statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

            (f) Provide the Holder with notice of the date that a Registration Statement or any Supplemental Registration Statement registering the resale of the Registrable Securities is declared effective by the SEC, and the date or dates when the Registration Statement is no longer effective.

      4. Furnish Information. At the Company's request, the Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by it, and the intended method of disposition of such securities to the extent required to effect the registration of its Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Securities Act. The Company shall include all information provided by such Holder pursuant hereto in the Registration Statement, substantially in the form supplied, except to the extent such information is not permitted by law.

      5. Expenses. All expenses, other than commissions and fees and expenses of counsel to the selling Holder, incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, shall be borne by the Company.

      6. Amendments to Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the written consent of each Holder affected thereby. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

      7. Notices. All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this
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Agreement pursuant to which it is given, and shall be addressed if to (i) the
Company at: Red Bell Brewing Company, 3100 Jefferson Street, Philadelphia, PA 19121, Attn. James R. Bell, President (or such other location as directed by the Company in writing) and (ii) the Holders at their respective last address as shown on the records of the Company. Any notice, except as otherwise provided in this Agreement, shall be made by recognized overnight courier, hand delivery or certified or registered mail (postage prepaid, return receipt requested) and shall be deemed delivered upon receipt.

      8. Termination. This Agreement shall terminate on the date all Registrable Securities cease to exist (as that term is defined in Section 2.1 hereof).

      9. Assignment. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively, and the Company hereby agrees to file an amended registration statement including such transferee as a selling security holder thereunder; and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include, without limitation, a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee. Notwithstanding the foregoing, the Investor may assign its rights hereunder to any person or entity provided such assignment occurs at least five business days prior to the Effective Date.

      10. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors and partners of each Holder, any underwriter (as defined in the Securities Act, or as deemed by the Securities Exchange Commission, or as indicated in a registration statement) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of Section 15 of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of any fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein any fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a
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violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person; provided however, that the above shall not relieve the Company from any other liabilities which it might otherwise have.

            (b) The Holder of any securities included in such registration being effected shall indemnify and hold harmless the Company, its directors and officers, each underwriter and each other person, if any, who controls (within the meaning of the Securities Act or Exchange Act) the Company or such other indemnified party, against any losses, claims, damages, or liability, joint or several, to which any such indemnified party may become subject under the Securities Act or the Exchange Act or any other statute or at common law, insofar as such liability (or actions in respect thereof) arises out of or is based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which securities were registered under the Securities Act at the request of such Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto; or (ii) any omission or alleged omission by such Holder to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, amendment or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by such Holder specifically for use therein. Such Holder shall reimburse any indemnified party for any legal fees or other expenses incurred in investigating or defending any such loss, claim, damage, action, or liability; and provided further, that no Holder shall be required to indemnify any party against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of such party to deliver a prospectus as required by the Securities Act.

            (c) Promptly after receipt by an indemnified party under this
Section 10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume, the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.
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            (d) In the event that the indemnity provided in paragraphs (a)
and/or (b) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Holders may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person who controls a Holder of Registrable Securities within the meaning of either the Securities Act or the Exchange Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each director and officer of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

            (e) The obligations of the Company and Holders under this Section 10 shall survive the resale, if any, of the Common Stock, the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

      11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Securities Act or the Exchange Act, which matters shall be construed and interpreted in accordance with such laws.

      12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      13. Entire Agreement; Written Amendments Required. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first above written.
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                                    RED BELL BREWING COMPANY


                                    By:   /s/ James R. Bell
                                          --------------------------------
                                          James R. Bell, President

                                    Address:    3100 Jefferson Street
                                                Philadelphia, PA 19121


                                    INVESTOR:


                                    /s/ Gerald N.  Holtz
                                    ---------------------------------------
                                    Gerald N. Holtz


                                    Address:    919 Conestoga Road
                                                Building Two, Suite 106
                                                Rosemont, PA 19010